Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, as a Director or Officer of Monsanto Company (the “Company”), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint DAVID F. SNIVELY, MICHELLE BUSHORE, CHRISTOPHER A. MARTIN, JENNIFER L. WOODS, or MATTHEW E. JOHNSON, or any one of them acting alone, his or her true and lawful attorneys and agents for the undersigned, to act on behalf of and in the name of the undersigned, with full power of substitution and re-substitution, place and stead, in any and all capacities, to execute and sign any registration statement on Form S-8 covering the registration of securities of the Company to be issued under the Monsanto Company ERISA Parity Savings and Investment Plan, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated: October 27, 2017

/s/ Hugh Grant	/s/ Laura K. Ipsen
Hugh Grant	Laura K. Ipsen
Chairman of the Board and Chief Executive	Director
Officer; Director
(Principal Executive Officer)

/s/ Pierre Courduroux	/s/ Marcos M. Lutz
Senior Vice President and Chief Financial	Marcos M. Lutz
Officer (Principal Financial Officer)	Director

/s/ Nicole M. Ringenberg	/s/ C. Steven McMillan
Nicole M. Ringenberg	C. Steven McMillan
Vice President and Controller (Principal	Director
Accounting Officer)

/s/ Dwight M. Barns	/s/ Jon R. Moeller
Dwight M. Barns	Jon R. Moeller
Director	Director

/s/ Gregory H. Boyce
Gregory H. Boyce	George H. Poste
Director	Director

/s/ David L. Chicoine	/s/ Robert J. Stevens
David L. Chicoine	Robert J. Stevens
Director	Director

/s/ Janice L. Fields	/s/ Patricia Verduin
Janice L. Fields	Patricia Verduin
Director	Director